UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012
Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19989	72-1211572
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Stratus Properties Inc. (the “Company”) held its 2012 annual meeting of stockholders on May 24, 2012, in Austin, Texas. At the annual meeting, the Company's stockholders (1) elected William H. Lenehan and James C. Leslie to serve as Class II directors of the Company for a three-year term and (2) ratified the appointment of BKM Sowan Horan, LLP as the Company's independent registered public accounting firm for the 2012 fiscal year.

Of the 8,095,042 shares of our common stock outstanding as of the record date, 7,442,778 shares were represented at the annual meeting. Our independent inspector of elections reported the vote of stockholders as follows:

Proposal 1: Election of two Class II directors.

Name	Votes For	Votes Withheld	Broker Non‑Votes

William H. Lenehan	2,805,968	417,077	4,219,733

James C. Leslie	2,419,932	803,113	4,219,733

Proposal 2:	Ratification of appointment of BKM Sowan Horan, LLP as independent registered public accounting firm.

Votes For	Votes Against	Abstentions

7,429,398	12,379	1,001

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ Erin D. Pickens
----------------------------------------
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)
Date: May 25, 2012